FOR IMMEDIATE RELEASE

12-07

Contact:

Rhonda Carroll

Corporate Secretary

713.787.3118

ENCORE BANCSHARES SHAREHOLDERS APPROVE

MERGER WITH CADENCE BANCORP

HOUSTON – May 10, 2012 – Encore Bancshares, Inc. (NASDAQ: EBTX) announced today that its shareholders have voted to approve the merger agreement providing for the merger of Encore with and into a wholly owned subsidiary of Cadence Bancorp, LLC, with Encore continuing as the surviving entity and a wholly owned subsidiary of Cadence. The holders of more than 78% of the outstanding shares of Encore common stock entitled to vote approved the merger agreement. Completion of the merger remains subject to customary closing conditions, including regulatory approval.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 12 private client offices in the Greater Houston area. Headquartered in Houston and with $1.6 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank’s affiliates are not FDIC insured. Encore Bancshares’ common stock is listed on the NASDAQ Global Market under the symbol “EBTX”.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause Encore’s actual results, performance, or achievements to be materially different from any expected future results, performance, or achievements. Such forward-looking statements include, but are not limited to, statements about the completion of the transaction. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that conditions to the completion of the proposed transaction are not satisfied or are not satisfied as quickly as we anticipate. For more information, see the risk factors described in Encore’s Annual report on Form 10-K and other SEC filings.

Encore Bancshares, Inc. | Nine Greenway Plaza, Suite 1000 | Houston, Texas 77046